UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2025

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Board of Directors of Vertex Pharmaceuticals Incorporated (the “Company”) has authorized an additional program to repurchase up to $4.0 billion of the Company’s common stock (the “2025 Repurchase Program”). The 2025 Repurchase Program does not have an expiration date and can be discontinued at any time. Under the 2025 Repurchase Program, the Company may repurchase stock from time to time, subject to general business and market conditions and other investment opportunities, on the open market or through privately negotiated transactions, including through Rule 10b5-1 plans.

In 2023, the Company’s Board of Directors authorized a program to repurchase up to $3.0 billion of the Company’s common stock (the “2023 Repurchase Program”). As of May 16, 2025, the Company had approximately $775 million remaining authorization available under the 2023 Repurchase Program. Between the 2025 Repurchase Program and the 2023 Repurchase Program, the Company is authorized to repurchase up to $4.775 billion of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 19, 2025	/s/ Jonathan Biller
Jonathan Biller
Executive Vice President, Chief Legal Officer